Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Franklin Resources, Inc. of our report dated December 6, 2002 relating to the financial statements, which report appears in Franklin Resources, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

April 3, 2003

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